Exhibit 10.1

Date:    May 2, 2025
To:    Kevin Speirits
From:
Subject:    Interim Chief Financial Officer Services

This memo is to formalize our agreement regarding retention of your services to Wolfspeed as interim Chief Financial Officer as Wolfspeed transitions to a new successor Chief Financial Officer. You have agreed to support this transition as interim Chief Financial Officer (or in support of a new successor Chief Financial Officer) from now until January 31, 2026 or at least until September 1, 2025 as determined by Wolfspeed (“Retention Period”).

In connection with your provision of services as interim Chief Financial Officer during the Retention Period, Wolfspeed has agreed to offer certain payments and benefits in connection therewith provided that you meet the following criteria at all times.
•You remain actively employed and in good standing with the Company during the Retention Period.
•You provide necessary support and perform your duties at an acceptable level during the Retention Period.
•In the event a new successor Chief Financial Officer begins employment at Wolfspeed during the Retention Period, you continue to provide your services in support of the new successor Chief Financial Officer albeit not as interim Chief Financial Officer.
•You provide strict confidentiality regarding your change in employment status and the terms of this retention agreement.
•Not disparage Wolfspeed, its managers or employees, or do anything to undermine anyone’s confidence in Wolfspeed, its leadership or technology. This expectation will be detailed in your Severance Agreement but is applicable effective today.

In recognition of your commitment and services during the Retention Period, you will be offered the following:
•A one time lump sum payment of $100,000 to be paid within thirty (30) days after your signature on this agreement.
•For completion of each of the milestones below, you will receive the corresponding lump sum amount: 1

Number	Lump Sum Amount	Milestone
1	$100,000	Provide services as interim Chief Financial Officer from now until a date determined by Wolfspeed in its sole discretion that is no earlier than September 1, 2025 and no later than January 31, 2026.
2	$100,000	Provide necessary support to transition your services and knowledge to the new long term Chief Financial Officer (to be hired), including ensuring the successful transition and stability of your team.
3	$100,000	Provide necessary support to oversee and complete the debt restructuring work on behalf of Wolfspeed.
1 Milestone completion and eligibility for any payment shall be determined in Wolfspeed’s sole discretion. Payment of any $100,000 lump sum shall be within thirty (30) days of confirmed completion of the relevant milestone.
Please return to accessHR once signed. Electronic signatures are acceptable.

•Upon separation of your employment, Wolfspeed will offer you the following severance package. As part of this package, in exchange for signing the Severance Agreement, you will receive consideration including twelve (12) months of severance, 1x annual bonus paid at target, and one (1) year of continued vesting of outstanding equity. In addition, Wolfspeed will pay twelve (12) months of the employer portion of COBRA continuation payments, paid directly to the provider if you timely enroll in COBRA post-separation.

Wolfspeed will continue to pay you your current salary and benefits during the Retention Period, in accordance with Wolfspeed policies.

If you terminate your employment with the Company for any reason or are discharged by the Company for cause prior to the expiration of the Retention Period or completion of any milestone, you will not receive any of the above-listed payments or benefits and you will be required to pay any lump sums paid to you by Wolfspeed under this agreement back to the Company. Please note that nothing in this document, or prior discussions, changes or alters the “at-will” employment relationship between you and Wolfspeed.

By participating in this retention agreement with services as interim Chief Financial Officer, you are not eligible for any other retention program offered by the Company. In this regard, the March 2025 retention agreement signed by you on March 4th, 2025 is superseded and canceled by your signature below on this retention agreement.

Printed Name: KEVIN SPEIRITS        Signed Name: /s/ Kevin Speirits

Date: May 23, 2025

Please return to accessHR once signed. Electronic signatures are acceptable.